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                        BMC INDUSTRIES, INC. SAVINGS PLAN
                                  1994 REVISION


                         SECOND DECLARATION OF AMENDMENT



Pursuant to the retained power of amendment contained in Section 11.2 of the instrument entitled "BMC Industries, Inc. Savings Plan--1994 Revision," the undersigned hereby amends said instrument in the following manner:

1.   Section 5.1(B) thereof is amended to read as follows:

          "(B) The BMC Common Stock Fund will be invested in shares of Company Stock except for such amounts of cash as the Trustee determines to be necessary to satisfy short-term liquidity requirements and cash held pending acquisition of shares of Company Stock. Shares of Company Stock held in the BMC Common Stock Fund will be voted or, in connection with a public or private tender or exchange offer, tendered and sold or exchanged by the Trustee in its discretion."

2.   Section 6.3 thereof is amended to read as follows:

     "6.3 WITHDRAWALS FROM AFTER-TAX CONTRIBUTION ACCOUNT, EMPLOYEE BASIC CONTRIBUTION ACCOUNT AND ROLLOVER ACCOUNT. (A) Subject to the provisions of Section 6.4, a Participant who is an Employee may withdraw first from his or her After-Tax Contribution Account and second from his or her Employee Basic Contribution Account, an amount not in excess of the portion of such Accounts consisting of his or her contributions to such Accounts. If a Participant makes a withdrawal from his or her After-Tax Contribution Account or his or her Employee Basic Contribution Account, he or she will not be permitted to make any additional After-Tax Contributions for a period of six months after the date of such withdrawal.

          (B) A Participant's After-Tax Contribution Account and Employee Basic Contribution Account balances will be treated as a separate contract under the Plan for purposes of Code section 72(d) and such balances will be separately accounted for in accordance with Treasury Regulations. Insofar as the Plan permitted Participants to effect in-service withdrawals from their After-Tax Contribution Accounts and Employee Basic Contribution Accounts on May 5, 1986, notwithstanding Subsection (A) all withdrawals from such Accounts pursuant to this section will be deemed to be made first from such Participant's investment in the contract as of December 31, 1986 to the extent thereof and, second, from the aforementioned separate section 72(d) contract.

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          (C) Subject to the provisions of Section 6.4, not more than once each
     Plan Year a Participant who is an Employee may withdraw all or any portion of the balance of his or her Rollover Account."

3.   Section 6.5 thereof is amended to read as follows:

     "6.5 NO WITHDRAWALS FROM OTHER ACCOUNTS. Except as provided in Section 8.1 in connection with a Participant who attains age 70-1/2 prior to his or her termination of employment, in no case may a Participant make a withdrawal from his or her Matching Contribution Account or Employer Contribution Account while he or she is an Employee."

4.   Subsection 12.13 (A) thereof is amended to read as follows:

     "12.13 COMPENSATION. (A) The 'Compensation' of a Participant from a Participating Employer for any Plan Year is the sum of all remuneration paid to the Participant by the Participating Employer for the portion of a Plan Year in which he or she is an Active Participant that is reportable in the 'wages, tips, other compensation' box of Internal Revenue Form W-2, excluding the portion of such amount attributable to (1) payments made pursuant to BMC Industries, Inc. Long-Term Incentive Plan, (2) the exercise of a stock option, or (3) imputed income of the Participant with respect to such portion of the Plan Year, increased by amounts that are deferred under
     Section 3.1 as Pre-Tax Contributions and amounts by which a Participant's wages or salary from the Participating Employer for such portion of the Plan Year is reduced under a Code section 125 cafeteria plan."

The amendment set forth at item 1 above is effective as of October 1, 1996. The amendments set forth at items 2, 3 and 4 above are effective as of January 1, 1997.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 16th day of December, 1996.


                                     BMC INDUSTRIES, INC.


Attest:   /s/ Michael P. Hawks       By:   /s/ Christine A. Wolff
        ---------------------------         ------------------------------------
        Secretary                           Director of Compensation of Benefits